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                                                                      EXHIBIT 11

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

                        COMPUTATION OF BASIC AND DILUTED
                               EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     YEAR ENDED DECEMBER 31,
                                                              --------------------------------------
                                                                 1997          1995          1996
                                                              ----------    ----------    ----------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
Basic earnings per share calculation
  Earnings before extraordinary loss........................   $41,471       $24,337       $ 7,632
  Extraordinary loss, net of applicable income tax benefit
     of $1,180 in 1997 and $437 in 1995.....................    (1,700)           --          (813)
                                                               -------       -------       -------
  Net earnings..............................................   $39,771       $24,337       $ 6,819
                                                               =======       =======       =======
          Weighted average shares...........................    15,911        15,037        15,131
                                                               =======       =======       =======
Basic earnings per share
  Earnings before extraordinary loss........................      2.61          1.62          0.50
  Extraordinary loss........................................     (0.11)           --         (0.05)
                                                               -------       -------       -------
  Net earnings..............................................   $  2.50       $  1.62       $  0.45
                                                               =======       =======       =======
Diluted earnings per share calculation
  Earnings before extraordinary loss........................   $41,471       $24,337       $ 7,632
  Plus: Impact of assumed conversion of LYONs...............     3,142         3,196            --(1)
                                                               -------       -------       -------
  Earnings before extraordinary loss plus assumed
     conversion.............................................    44,613        27,533         7,632
  Extraordinary loss, net of applicable income tax benefit
     of $1,180 in 1997 and $437 in 1995.....................    (1,700)           --          (813)
                                                               -------       -------       -------
  Net earnings plus assumed conversions.....................   $42,913       $27,533       $ 6,819
                                                               =======       =======       =======
  Weighted average shares...................................    15,911        15,037        15,131
  Plus: Incremental shares from assumed conversions
     LYONs..................................................     4,553         4,793            --(1)
     Options................................................     1,019           654           563
                                                               -------       -------       -------
  Dilutive potential shares.................................    21,483        20,484        15,694
                                                               =======       =======       =======
Diluted earnings per share
  Earnings before extraordinary loss plus assumed
     conversions............................................   $  2.08       $  1.34       $  0.49
  Extraordinary loss........................................     (0.08)           --         (0.05)
                                                               -------       -------       -------
  Net earnings..............................................   $  2.00       $  1.34       $  0.44
                                                               =======       =======       =======

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(1) As the conversion of the Liquid Yield Option Notes ("LYONs") have an antidilutive effect in 1995, the assumed conversion is not considered in the Diluted Earnings Per Share Calculation. Assumed conversion of the LYONs would result in additional net earnings of $3,245,000 and 4,793,000 additional dilutive potential shares.